KPMG LLP (KPMG) was replaced as the independent registered public accounting firm to Infinity Core
Alternative Fund, (the Fund) effective
December 2, 2015. The Funds Audit Committee participated in, and approved, the decision to change auditors. KPMGs reports on the Funds financial statements for the fiscal year ended
March 31, 2015 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Funds fiscal year ended March 31, 2015 and through June 1, 2015, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Funds financial statements for such year, and (ii) there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange
Act of 1934, as amended.

On December 1, 2015, the Fund by action of its Board of Trustees upon the recommendation of the Funds Audit Committee engaged Grant Thornton LLP
(Grant Thornton) as the independent registered public accounting firm to audit the Funds financial statements for the fiscal year ending March 31, 2016.
During the Funds fiscal years ended March 31, 2014 and March 31, 2015 and through November 30, 2015, neither the Fund, nor anyone on their behalf has consulted with Grant Thornton on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds financial statements or
(ii) concerned the subject of a disagreement
(as defined in paragraph (a)(1)(iv)
of Item 304 of Regulation S-K) or reportable events
(as described in paragraph (a)(1)(v) of said Item 304).

The Registrant has requested KPMG to furnish it with a letter addressed to the Securities and Exchange
Commission stating whether KPMG agrees with the statements contained above. A copy of the letter from KPMG, dated November 29, 2017 to the Securities and Exchange Commission is filed as an exhibit hereto.